UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 13, 2024
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QT Imaging Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.0001 par value	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03     Material Modification to Rights of Security Holders.

On May 13, 2024, QT Imaging Holdings, Inc. (the “Company”) downwardly adjusted the per share exercise price of warrants to purchase common stock of the Company (the “Warrants”) from $11.50 to $2.30. The Warrants were issued pursuant to the Warrant Agreement, dated as of September 23, 2021, by and between the Company and Continental Stock Transfer & Trust Co. (“CST”), as previously filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2021. Pursuant to Section 4.3.2 of the Warrant Agreement, if (a) the Company issues additional shares of common stock of the Company (“Common Stock”) or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price less than $9.20, (b) the aggregate gross proceeds from such issuances represent more than 65% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of its consummation (net of redemption), and (c) the volume weighted average trading price of Common Stock during the 20 trading-day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the Warrants shall be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional shares of Common Stock or equity-linked securities. As previously disclosed in respective Current Reports on Form 8-K filed with the SEC on November 22, 2023 and March 5, 2023, the Company raised capital through the issuance of equity-linked securities to YA II PN, Ltd. (“Yorkville”) that are now convertible at a price of at least $2.00 per share pursuant to that certain Standby Equity Purchase Agreement and a promissory note (the “Yorkville Note”), each by and between the Company and Yorkville. Further, the aggregate gross proceeds under the Pre-Paid Advance issued by Yorkville pursuant to the SEPA and in consideration thereof, the Company issued to Yorkville the Yorkville Note were $10 million, which amounts to 65% or greater of the total equity proceeds, and interest thereon, available for funding the consummation of the Company’s business combination with QT Imaging, Inc., net of redemptions, on the date thereof, and the Market Value was below $9.20 per share. Accordingly, the exercise price of the Warrants was adjusted to equal 115% times $2.00 per share, or $2.30 per share.

The foregoing descriptions of the Warrant Agreement, the SEPA, and the Yorkville Note, and the transactions contemplated thereby, are not complete and are subject to and qualified in its entirety by reference to the text of the Warrant Agreement, which was included as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on September 29, 2021, the SEPA, which was included as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 22, 2023, and the Yorkville Note, which was included as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on March 5, 2024.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 13, 2024
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer